UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 East Main Street Ayer, Massachusetts	01432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AMSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to 2007 Stock Incentive Plan and Amended and Restated 2007 Director Stock Plan. On August 1, 2019, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved amendments to the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”), and the Company’s Amended and Restated 2007 Director Stock Plan (the “2007 Director Plan”).

2007 Plan

At the Annual Meeting, the Company’s stockholders approved the following amendments to the 2007 Plan:

•	an increase in the total number of shares of common stock authorized for issuance under the 2007 Plan from 3,400,000 shares to 4,600,000 shares; and

•

the removal of certain provisions that were otherwise required for awards to qualify as performance-based compensation under an exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prior to its repeal.

The foregoing amendments to the 2007 Plan had been approved by the Board of Directors of the Company (the “Board”) on June 13, 2019, subject to and effective upon stockholder approval.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan, as amended by the amendments, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

2007 Director Plan

At the Annual Meeting, the Company’s stockholders approved the following amendments to the 2007 Director Plan:

•	an increase in the total number of shares of common stock authorized for issuance under the 2007 Director Plan from 230,000 shares to 280,000 shares; and

•	the modification of the timing of option awards granted in connection with a non-employee director’s initial election to the Board.

The foregoing amendments to the 2007 Director Plan had been approved by the Board on June 13, 2019, subject to and effective upon stockholder approval.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the 2007 Director Plan, as amended by the amendments, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 1, 2019, the Company held its Annual Meeting at which the Company’s stockholders took the following actions:

1. The Company’s stockholders elected the following directors to its board:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Vikram S. Budhraja	7,773,206	2,193,583
Arthur H. House	7,772,003	2,194,786
Barbara G. Littlefield	9,882,986	83,803
Daniel P. McGahn	9,882,548	84,241
David R. Oliver, Jr.	9,886,583	80,206

There were 6,161,682 broker non-votes for each director.

2. The Company’s stockholders voted to approve amendments to the 2007 Plan to add 1,200,000 shares to the total number of shares available for issuance under the plan and to remove certain provisions that were otherwise required for awards to qualify as performance-based compensation under an exception to Section 162(m) of the Code, prior to its repeal, by a vote of 9,600,159 shares of common stock for, 332,355 shares of common stock against and 34,275 shares of common stock abstaining. There were 6,161,682 broker non-votes on this matter.

3. The Company’s stockholders voted to approve amendments to the 2007 Director Plan to add 50,000 shares to the total number of shares available for issuance under the plan and to change the timing of option awards granted in connection with a non-employee director’s initial election to the Board by a vote of 9,583,006 shares of common stock for, 337,718 shares of common stock against and 46,065 shares of common stock abstaining. There were 6,161,682 broker non-votes on this matter.

4. The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of RSM US LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 16,001,637 shares of common stock for, 57,734 shares of common stock against and 69,100 shares of common stock abstaining. There were no broker non-votes on this matter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	2007 Stock Incentive Plan, as amended.

10.2	Amended and Restated 2007 Director Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 6, 2019	By:	/S/ JOHN W. KOSIBA, JR.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer

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